Exhibit 99.1

Ondas Appoints General Patrick Huston as Chief Operating Officer to Drive Operational Scale and Growth in Defense and Security Markets

Appointment reinforces leadership depth to support operational scale, acquisition integration, and expanding government and defense market engagement

BOSTON, MA / December 18, 2025 / Ondas Holdings Inc. (Nasdaq: ONDS) (“Ondas” or the “Company”), a leading provider of autonomous aerial and ground robot intelligence through its Ondas Autonomous Systems (OAS) business unit and private wireless solutions through Ondas Networks, today announced that Brigadier General Patrick Huston, U.S. Army (Ret.), has expanded his current responsibilities to assume the newly-created role of Chief Operating Officer as the Company advances the scale and integration of its multi-domain autonomous systems platform. General Huston will continue to serve as General Counsel of the Company.

General Huston joined OAS’ Advisory Board in September 2025. He now assumes an expanded executive role to help lead operational execution across Ondas’ multi-domain autonomous systems platform, with responsibility for driving disciplined program execution, integrating acquisitions, and scaling operations across the Company’s growing portfolio of subsidiaries. In parallel, he will oversee legal, regulatory, compliance, and corporate governance functions, supporting Ondas’ expanding engagement with U.S. and allied government customers and ensuring rigorous alignment with defense procurement, contracting, and regulatory requirements.

General Huston brings more than 35 years of distinguished military and legal leadership, including service as a Commanding General, Army Ranger, helicopter pilot, and military prosecutor, with five combat tours. His career includes senior legal and operational roles with the 101st Airborne Division, Joint Special Operations Command, and U.S. Central Command, as well as service on the Pentagon’s Responsible Artificial Intelligence Board.

“Patrick’s expanded role as Chief Operating Officer reflects the increasing importance of integrated legal and operational leadership as Ondas continues to scale across defense, security, and government markets,” said Eric Brock, Chairman and CEO of Ondas Holdings Inc. “His depth of experience in military operations, procurement, governance, and emerging technologies provides valuable perspective as we execute on our strategy and integrate recent acquisitions.”

As Chief Operating Officer and General Counsel, General Huston will play a key role in supporting Ondas’ execution across acquisitions, partnerships, government contracting, and compliance frameworks, while ensuring alignment with U.S. and allied defense requirements.

The newly-created role of Chief Operating Officer follows a period of continued expansion for Ondas Autonomous Systems, including strategic acquisitions, investments, and new program activity supporting autonomy across all domains.

About Ondas Holdings Inc.

Ondas Holdings Inc. (Nasdaq: ONDS) is a leading provider of autonomous systems and private wireless solutions through its business units Ondas Autonomous Systems (OAS), Ondas Capital and Ondas Networks. Ondas’ technologies offer a powerful combination of aerial intelligence and next-generation connectivity to enhance security, operational efficiency, and data-driven decision-making across essential industries.

OAS delivers a portfolio of AI-powered defense and security platforms that are deployed globally to safeguard sensitive locations, populations, and infrastructure. Through American Robotics, Airobotics, Apeiro Motion, and Sentry CS Ltd., OAS offers the Optimus System—the first U.S. FAA-certified small UAS for automated aerial security and data capture—the Iron Drone Raider—an autonomous counter-UAS platform—Apeiro’s advanced ground robotics and tethered UAV systems, supported by innovative navigation and communications technologies—and Sentrycs’ Cyber-over-RF (CoRF) and Protocol-Manipulation counter-UAS technology.

Ondas Capital plans to combine advisory services and strategic investment management services to accelerate the rapid scaling and global deployment of unmanned and autonomous systems to Allied defense and security markets.

Ondas Networks provides software-defined wireless broadband technology through its FullMAX platform, based on the IEEE 802.16t standard. This standards-based system delivers high-performance connectivity for mission-critical IoT applications in markets such as rail, utilities, oil and gas, transportation, and government.

For additional information on Ondas Holdings: www.ondas.com, X and LinkedIn

For Ondas Autonomous Systems: LinkedIn

For Airobotics: www.airoboticsdrones.com, X and LinkedIn

For American Robotics: www.american-robotics.com, X and LinkedIn

For Sentrycs: www.sentrycs.com, X and LinkedIn

For Apeiro Motion: www.apeiro-motion.com, LinkedIn

For Ondas Networks: www.ondasnetworks.com, X and LinkedIn

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading "Risk Factors" discussed under the caption "Item 1A. Risk Factors" in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption "Item 1A. Risk Factors" in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Holdings Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Holdings Inc.

preston.grimes@ondas.com